                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Beverly Enterprises, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                           BEVERLY ENTERPRISES, INC.

                            ONE THOUSAND BEVERLY WAY
                           FORT SMITH, ARKANSAS 72919
                                 (501) 201-2000

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
--------------------------------------------------------------------------------

TIME.......................  10:00 a.m., local time, on Thursday, May 25, 2000

PLACE......................  Holiday Inn
                             700 Rogers Avenue
                             Fort Smith, Arkansas

ITEMS OF BUSINESS..........  (1) Elect eight members of the Board of Directors

                             (2) Approve Ernst & Young LLP as our independent
                                 auditors for 2000

                             (3) Transact any other business properly before the
                                 Annual Meeting and adjournment

RECORD DATE................  If you were a stockholder on March 31, 2000, you are entitled to vote.

ANNUAL REPORT..............  Our 1999 Annual Report, which is not part of the proxy soliciting material, is enclosed.

PROXY VOTING...............  It is important that your shares of stock be represented and voted at the meeting. Please MARK, SIGN, DATE AND PROMPTLY RETURN the enclosed proxy card in the postage-paid envelope.

                             Any proxy may be revoked at any time prior to its exercise at the meeting.

                               DOUGLAS J. BABB
April 19, 2000                        Secretary

                     TABLE OF CONTENTS                         PAGE
--------------------------------------------------------------------
NOTICE OF ANNUAL MEETING....................................   COVER

ANSWERS TO TWENTY FREQUENTLY ASKED QUESTIONS................       1

PROPOSALS YOU MAY VOTE ON...................................       5

     ITEM 1 -- ELECTION OF DIRECTORS........................       5
     ITEM 2 -- APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG
               LLP AS INDEPENDENT AUDITORS..................       5

NOMINEES FOR THE BOARD OF DIRECTORS.........................       6

BOARD OF DIRECTORS -- COMMITTEES DURING 1999................       7

BOARD OF DIRECTORS -- COMPENSATION..........................       8

     How is the Board compensated?..........................       8
     What are the non-employee director stock-based
      programs?.............................................       8
     How much Beverly stock does the Board own?.............       9

SECURITY OWNERSHIP OF MANAGEMENT............................       9

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.....      10

     Compensation Practices.................................      10
     Base Salary............................................      10
     Annual Incentive Compensation..........................      11
     Long-Term Incentive Compensation.......................      11
     Retirement Benefits....................................      11
     Response to Tax Laws Limiting Deductions for
      Compensation..........................................      12

EXECUTIVE COMPENSATION......................................      13

     Summary Compensation Table.............................      13
     1999 Fiscal Year-End Option/SAR Values.................      14

PERFORMANCE GRAPH...........................................      15

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE
  IN CONTROL AGREEMENTS.....................................      16

COMPLIANCE WITH SECTION 16(a) OF
     THE SECURITIES EXCHANGE ACT OF 1934....................      17

CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS.............      17

OTHER MATTERS...............................................      17

                              PROXY STATEMENT FOR
                           BEVERLY ENTERPRISES, INC.
                        2000 ANNUAL STOCKHOLDERS MEETING

                  ANSWERS TO TWENTY FREQUENTLY ASKED QUESTIONS

 1.     Q.       WHY AM I RECEIVING THESE PROXY MATERIALS?

        A. Beverly's Board is asking for the right to vote your shares as your proxy or agent at the Annual Meeting. Acting as your proxy, the Proxy Committee will vote your shares as you instruct on your proxy card. This proxy statement includes a discussion about the issues to be voted on. Each share you own is entitled to one vote on each matter considered at the Annual Meeting.

 2.     Q.       WHAT MAY I VOTE ON?

        A. (1) The election of nominees to serve on the Board of Directors.
                 (2) The approval of the appointment of our independent auditors for 2000.

 3.     Q.       WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

        A.       Election to the Board
                 - The eight nominees who receive the most votes will be elected.
                 - If you don't vote or indicate "withhold authority" for a particular nominee on your proxy card, your shares will not count either "for" or "against" the nominee.
                 Appointment of independent auditors
                 - The affirmative vote of a majority of the shares present, in person or by proxy, is required to approve the appointment of the independent auditors for 2000.
                 - If you "abstain" from voting, it has the same effect as if you voted "against" this proposal.

 4.     Q.       HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSALS?

        A. The Board recommends a vote FOR each of the nominees and FOR appointment of Ernst & Young LLP as independent auditors for 2000.

 5.     Q.       WHO IS ENTITLED TO VOTE?

        A.       Stockholders as of the close of business on March 31, 2000
                 (the Record Date) are entitled to vote. As required by Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting on May 25, 2000, and for 10 days prior to the meeting, during normal business hours at Beverly's corporate office, One
                 Thousand Beverly Way, Fort Smith, Arkansas.

 6.     Q.       DOES HOLDING MY STOCK IN A BROKERAGE ACCOUNT AFFECT MY
                 ENTITLEMENT TO VOTE?

        A. If your shares are held in a brokerage account, your broker or a custodian is shown on our books as the stockholder and the person entitled to vote the shares. Under the rules of the New York Stock Exchange, your broker is required to seek instructions from you on how to vote the shares of your stock. You received this proxy statement and the Company's annual report along with the request for instructions on how to vote from your broker, who we supplied and paid to distribute this information.

 7.     Q.       WHAT HAPPENS IF I DON'T INSTRUCT MY BROKER HOW TO VOTE?

        A. Under the rules of the New York Stock Exchange, your broker can vote your shares without your instructions on each of the proposals.


 8.     Q.       WHAT HAPPENS IF I DO NOT VOTE THE SHARES REGISTERED IN MY
                 NAME?

        A. If your shares are held by you in a registered account maintained by the transfer agent, The Bank of New York, your shares will not be voted or considered in the determination of a quorum.
                 There is a risk to your account if you do not vote your shares. The risk relates to the abandoned property law. This is a law that has been adopted by all states. It provides for the state to take possession of property abandoned by its owner. This law presumes that, where there is a lack of communication between you and the transfer agent for a specified period of time, you have abandoned the account.
                 Once this presumption arises, the transfer agent is required to attempt to contact you but if the attempt is unsuccessful, it must transfer the stock in your account to the state of your last known address, as shown on the records of the transfer agent. If the shares in your account are transferred to the state, the certificate you are holding is canceled and you are no longer a stockholder. The only way to have your stock ownership reinstated is to contact the state holding your stock.
                 To avoid these consequences, make sure you contact the transfer agent with any change of address so that you will be assured of receiving communication from us and the transfer agent. Signing and returning the enclosed proxy card is a way to make sure communication is established.

 9.     Q.       WHAT IS A "QUORUM"?

        A. A "quorum" is a majority of the issued and outstanding shares. As of March 31, 2000 (the Record Date) there were
                 101,321,056 shares of Beverly stock issued and outstanding.
                 There must be at least 50,660,529 shares present or represented by proxy at the Annual Meeting for it to be held. If you vote by proxy card, your shares will be considered part of the quorum.

10.     Q.       HOW DO I VOTE?

        A. Sign and date each proxy card you receive and return it in the prepaid envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted by the Proxy Committee, consisting of Douglas J. Babb, David R. Banks, and Scott M. Tabakin, FOR all proposals.

11.     Q.       MAY I REVOKE MY PROXY?

        A. If you give a proxy, you can revoke it at any time before your shares are voted. You can revoke in any one of three ways:
                 - submit a valid, later-dated proxy card,
                 - notify Beverly's secretary, in writing, before the Annual
                 Meeting that you have revoked your proxy, or
                 - vote in person at the Annual Meeting.

12.     Q.       WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

        A. If your shares are registered differently and are in more than one account, you will receive more than one proxy card.
                 Sign and return all proxy cards to ensure that all of your shares are voted. We encourage you to have all accounts registered in the same name and address (whenever possible).
                 You can accomplish this by contacting our transfer agent, The Bank of New York, 101 Barclay Street, New York, NY
                 10286.
                 Consolidating accounts is also helpful in avoiding the abandoned property problem discussed in Question and Answer
                 8.

13.     Q.       WHO WILL COUNT THE VOTES?

        A. Representatives of The Bank of New York, acting as independent tabulator, will count the votes. John W.
                 MacKenzie, an officer of the Company, will act as the inspector of elections.

14.     Q.       HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?

        A. Although we do not know of any business to be conducted at the Annual Meeting other than the proposals described in this proxy statement, if any other business is presented, your signed proxy card gives authority to the Proxy
                 Committee to vote on such matters at their discretion.

15.     Q.       HOW DO I VOTE IF I PARTICIPATE IN THE EMPLOYEE STOCK
                 PURCHASE PLAN?

        A. Merrill Lynch, as administrator of the plan, is the record holder of the shares. Merrill Lynch will seek instructions from you on how to vote.

16.     Q.       WHO CAN ATTEND THE ANNUAL MEETING?

        A. All stockholders of record on March 31, 2000 can attend. If your stock is held through a broker and you would like to attend, please bring a copy of your brokerage account statement or an omnibus proxy (which you can get from your broker) to the Annual Meeting.

17.     Q.       WHO ARE THE LARGEST PRINCIPAL STOCKHOLDERS?

        A. Beneficial owners of Beverly stock in excess of 5% of the outstanding shares as of December 31, 1999 are required to file reports showing the number of shares owned on December
                 31 with the Securities and Exchange Commission (the
                 "Commission") and send a copy to the Company. Based on those reports, the stockholders beneficially owning 5% or more of the outstanding shares are:
                 - Pzena Investment Management, LLC
                   830 Third Avenue, 14th Floor
                   New York, NY 10022
                   6,509,900 shares or 6.35% as of December 31, 1999
                 - ICM Asset Management
                   601 W. Main Ave., Suite 600
                   Spokane, WA 99201
                   6,094,503 shares or 5.95% as of December 31, 1999
                 - Dimensional Fund Advisors
                   1299 Ocean Avenue
                   11th Floor
                   Santa Monica, CA 90401
                   6,083,145 shares or 5.94% as of December 31, 1999

18.     Q.       WHEN ARE THE STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL
                 MEETING DUE?

        A. All stockholder proposals to be considered for inclusion in next year's proxy statement must be submitted in writing for receipt by December 21, 2000. They should be sent to the Corporate Secretary, BEVERLY ENTERPRISES, INC., ONE THOUSAND
                 BEVERLY WAY, FORT SMITH, AR 72919.
                 Additionally, Beverly's advance notice by-law provision requires that any stockholder proposal to be presented from the floor of the 2001 annual meeting be received by the Corporate Secretary seventy-five (75) days before the meeting. It is currently expected that the 2001 annual meeting will be held on May 24, 2001. If this date is set by the Board, stockholder proposals to be presented will be due by March 10, 2001. Proposals may be presented from the floor only after a determination has been made that it is a proper matter for consideration.

19.     Q.       CAN A STOCKHOLDER NOMINATE SOMEONE TO BE A DIRECTOR?

        A. As a stockholder, you may recommend any person as a nominee for director by writing to the Chairman of the Nominating
                 Committee of the Board, c/o the Corporate Secretary at the address above. The recommendations must be accompanied by the following information:
                 - name and address of the nominating stockholder
                 - a representation that the nominating stockholder is a
                   record holder
                 - a representation that the nominating stockholder intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified
                 - information regarding each nominee which would be required to be included in a proxy statement
                 - a description of any arrangements or understandings between the nominating stockholder and the nominee
                 - the consent of each nominee to serve as a director, if
                   elected

20.     Q.       HOW MUCH DID THIS PROXY SOLICITATION COST?

        A. Georgeson & Company was hired to assist in the distribution of proxy materials and solicitation of votes for $7,000 plus out-of-pocket expenses. We also reimburse brokerage houses for out-of-pocket costs. A few Company officers and employees may also participate in the solicitation, without additional compensation.

                           PROPOSALS YOU MAY VOTE ON

1. ELECTION OF DIRECTORS

     There are eight current directors as nominees for re-election. Detailed information on each nominee is provided on the next page. All directors are elected annually and serve a one-year term until the next annual meeting and until their successor is elected and qualified. Except as otherwise specified on your proxy card, proxies will be voted for election of all nominees.

     If a nominee becomes unable to stand for re-election, the Board may reduce the number of directors or designate a substitute which it believes will carry on our present policies. If a substitute is designated, proxies voted for the original nominee will be cast for the substitute.

     YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THESE DIRECTORS.

2. APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS

     The Audit and Compliance Committee and the Board have approved, subject to your approval, the appointment of Ernst & Young LLP as our independent auditors for 2000. Ernst & Young LLP has been our auditors since 1965. They have unrestricted access to the Audit and Compliance Committee to discuss audit findings and other financial matters. Representatives of Ernst & Young LLP will attend the Annual Meeting to answer appropriate questions. They may also make a statement.

     Audit services provided by Ernst & Young LLP during 1999 included an audit of Beverly's consolidated financial statements, audits of the separate financial statements of certain Beverly subsidiaries, audits of employee benefit plan financial statements and review of certain filings with the Commission. In addition, Ernst & Young LLP provided some limited, non-audit services.

     YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF ERNST & YOUNG LLP'S APPOINTMENT AS INDEPENDENT AUDITORS FOR 2000.

                      NOMINEES FOR THE BOARD OF DIRECTORS

                                                   (1) PRINCIPAL OCCUPATION OR EMPLOYMENT                   DIRECTOR
                                                      (2) OTHER BUSINESS AFFILIATIONS                 AGE    SINCE
NAME                                               --------------------------------------             ---   --------
Beryl F. Anthony, Jr. .................  (1) Partner in law firm of Winston & Strawn since 1993.      62      1993
                                         Former U.S. Congressman and Chairman of the Democratic
                                         Congressional Campaign Committee.

David R. Banks.........................  (1) Chairman and Chief Executive Officer of Beverly          63      1979
                                         Enterprises, Inc. since 1990.
                                         (2) Director, Agribrands International, Inc., Nationwide
                                         Health Properties, Inc., and Ralston Purina Company.

Carolyne K. Davis, R.N., Ph.D..........  (1) International health care consultant since 1985.         68      1997
                                         (2) Director, Beckman Coulter, Inc., Merck & Co., Inc.,
                                         MiniMed, Inc., and The Prudential Insurance Company of
                                         America, Inc.

James R. Greene........................  (1) Director and consultant to various U.S. and              78      1991
                                         international businesses since 1986.
                                         (2) Director, Bank Leumi and Buck Engineering Company.

Edith E. Holiday.......................  (1) Attorney. Former Assistant to the President of the       48      1995
                                         United States and Secretary of the Cabinet. Former General
                                         Counsel, United States Department of the Treasury.
                                         (2) Director, Amerada Hess Corporation, Hercules
                                         Incorporated, H.J. Heinz Company and RTI International
                                         Metals, Inc. Director or trustee of various investment
                                         companies in the Franklin Templeton group of funds.

Jon E. M. Jacoby.......................  (1) Executive Vice President, Chief Financial Officer and    62      1987
                                         director, Stephens Group, Inc. since 1986.
                                         (2) Director, Delta and Pine Land Company, Inc. and Power-
                                         One, Inc.

Risa J. Lavizzo-Mourey, M.D............  (1) Director, Institute of Aging and Chief, Division of      45      1995
                                         Geriatric Medicine, University of Pennsylvania,
                                         Ralston-Penn Center.
                                         (2) Director, Hanger Orthopedic Group, Inc. and Lifemark,
                                         Inc.

Marilyn R. Seymann, Ph.D...............  (1) President and Chief Executive Officer, M One, Inc., an   57      1995
                                         information systems consulting firm.
                                         (2) Director, Community First Bankshares, Inc.,
                                         NorthWestern Corporation, and True North Communications,
                                         Inc.

                  BOARD OF DIRECTORS -- COMMITTEES DURING 1999

                                                                                           QUALITY     LITIGATION &
NAME                              BOARD   AUDIT   COMPENSATION   EXECUTIVE   NOMINATING   MANAGEMENT    COMPLIANCE
----                              -----   -----   ------------   ---------   ----------   ----------   ------------
Beryl F. Anthony, Jr. ..........    X                  X*            X           X                          X
David R. Banks..................    X*                               X
Carolyne K. Davis, R.N.,
  Ph.D..........................    X                                X                        X             X
James R. Greene.................    X       X*         X                                      X
Edith E. Holiday................    X       X                                    X            X             X*
Jon E. M. Jacoby................    X       X                        X*
Risa J. Lavizzo-Mourey, M.D.....    X                  X                                      X*            X
Marilyn R. Seymann, Ph.D........    X       X                                    X*           X             X
Number of Meetings in 1999......   16       3          3             4           2            4             6

---------------

X    Member

*    Chairperson

--------------------------------------------------------------------------------------------------------------------
 AUDIT:               - recommends appointment of        EXECUTIVE:            - exercises all authority of the
                      independent auditors               NOMINATING:           Board except those delegated to other
                      - reviews scope and results of                             committees or extraordinary actions
                      audit                                                    - identifies and recommends
                      plans and accounting practices                           candidates for election to Board
                      - oversees internal audit                                - establishes procedures and criteria
                      function                                                 for nomination
                      - oversees Year 2000 remediation                         - administers self-evaluation
--------------------------------------------------------------------------------------------------------------------

 COMPENSATION:        - reviews compensation matters     QUALITY               - monitors quality of service
                        related to senior managers       MANAGEMENT:           - reports progress to the Board
                      - oversees compensation programs,  LITIGATION &
                        policies and practices           COMPLIANCE:           - oversees response to OIG
                      - approves goals for incentive                           Investigation
                      plans and evaluates performance
                      - issues Compensation Committee
                        Report (see p. 10)
--------------------------------------------------------------------------------------------------------------------

Each director attended at least 75% of all meetings of the Board and any committees to which the director was assigned.

In the first quarter of 2000, the Litigation & Compliance Committee was disbanded, and the Audit Committee assumed jurisdiction over compliance matters and changed its name to the Audit and Compliance Committee.

                       BOARD OF DIRECTORS -- COMPENSATION

HOW IS THE BOARD COMPENSATED?

     - Employee directors receive no additional compensation, other than their normal salary and expense reimbursement, for serving on the Board or its committees.

     - Non-employee directors receive:

          - annual stock option grant of 3,375 shares.
          - annual grant of 675 deferred share units.
          - $25,000 annual fee.
          - $1,000 for each Board or committee meeting attended in person or $500 by telephone.
          - $1,000 for chairing a committee meeting attended.
          - right to defer cash compensation in exchange for deferred share units, plus a 25% Company match or deferred cash units.
          - reimbursement for out-of-pocket costs.

     - In 1999, non-employee directors, as a group, received $79,262 in cash, $317,550 credited as deferred share units which includes Company match and $26,754 credited as deferred cash units.

WHAT ARE THE NON-EMPLOYEE DIRECTOR STOCK-BASED PROGRAMS?

     - Non-Employee Directors Stock Option Plan.

          - The annual grant of an option to purchase 3,375 shares of Beverly stock which vests one year from the grant date. Grants are made at fair market value.

     - Non-Employee Director Deferred Compensation Plan.

          - Permits non-employee directors to defer all or a portion of their cash compensation. Deferred compensation is designated as share units, cash units or a combination of both. If the compensation is deferred as share units, 25% of the amount deferred is matched. Each share unit has a value equivalent to one share of Beverly stock. Cash units accrue interest.
          - Distributions will be made in shares of Beverly stock unless the Board approves a payment in cash. Distributions start upon retirement, termination, death or disability.
          - Also receive an annual grant of 675 deferred share units.

HOW MUCH BEVERLY STOCK DOES THE BOARD OWN?

             STOCK OWNERSHIP FOR NON-EMPLOYEE DIRECTORS AS A GROUP

                                    [CHART]

Record Shares                                                  14,297
Option Shares                                                 168,750
Deferred Share Units                                          175,221

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth as of March 31, 2000, the amount of Beverly stock beneficially owned by the directors, each executive officer named in the Summary Compensation Table, and all directors and executive officers as a group. This table is based on information we obtained from these people.

                   AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

                                          SOLE
                                         VOTING       OPTIONS        OTHER                                  PERCENTAGE
                                          AND       EXERCISABLE    BENEFICIAL                                   OF
                                       INVESTMENT    WITHIN 60     OWNERSHIP       DEFERRED                   COMMON
                                         POWER         DAYS           (2)        COMPENSATION     TOTAL       STOCK
                                       ----------   -----------   ------------   ------------   ---------   ----------
Beryl F. Anthony, Jr. ...............          0        40,500            0          33,434(4)     73,934         *
David R. Banks.......................    125,822(1)    521,896       16,319          21,740(3)    685,777         *
Carolyne K. Davis, R.N., Ph.D........          0         6,750            0           7,748(4)     14,498         *
James R. Greene......................        500        20,250       20,250          39,348(4)     80,348         *
Edith E. Holiday.....................        800        20,250          200          15,961(4)     37,211         *
Jon E. M. Jacoby.....................          0        40,500            0          32,834(4)     73,334         *
Risa J. Lavizzo-Mourey, M.D..........     11,997        20,250            0          25,145(4)     57,392         *
William A. Mathies...................     76,849(1)    150,100        2,879          11,406(3)    241,234         *
Marilyn R. Seymann, Ph.D.............      1,000        20,250            0          20,751(4)     42,001         *
Bobby W. Stephens....................    138,285(1)    102,850        6,386          10,147(3)    257,668         *
Scott M. Tabakin.....................     61,677(1)    162,250            0          10,727(3)    234,654         *
Mark D. Wortley......................     47,236(1)    150,100            0           8,895(3)    206,231         *
All Directors and Executive Officers
  as a Group (16 Persons)(5).........    591,858     1,659,906       56,884         264,717     2,573,365      2.54%

---------------

 *  Percentage of Beverly stock owned does not exceed 1%.

(1) Includes shares allocated through participation in the Employee Stock Purchase Plan.

(2) Shares owned by family members.

(3) Shares credited under Executive Deferred Compensation Plan.

(4) Shares credited under Non-Employee Director Deferred Compensation Plan.

(5) Mr. Hendrickson, while included in the Summary Compensation Table pursuant to Item 402(a)(3)(iii), is excluded from this table because he was not an Executive Officer on March 31, 2000 or December 31, 1999.

                              BEVERLY ENTERPRISES
                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors consists of three independent, non-employee directors. Our objective is to develop executive compensation policies that are directly aligned with Beverly's strategic goals. We also approve the design of Beverly's broad-based compensation programs, evaluate their effectiveness and authorize new plans and strategies, as appropriate.

COMPENSATION PRACTICES

     As members of the Compensation Committee, our goal is to provide compensation programs that support Beverly's business objectives by:

          - using compensation programs that are competitive in the marketplace and that adequately recognize and reward individual contribution, in order to allow Beverly to recruit, retain and develop highly qualified executive talent;

          - aligning executives' pay and incentives with the interests of Beverly's stockholders by emphasizing the variable and at-risk portion of compensation under incentive plans which reward both short- and long-term corporate and individual performance;

          - targeting all elements of compensation levels at the median (50th percentile) relative to the companies that the Compensation Committee looks at when establishing policies; and

          - promoting executive stock ownership and stock retention.

     We rely on information from a number of sources to assist us in implementing these policies. We work with an executive compensation consulting firm that provides guidance on industry practices and assists in valuing various forms of compensation. We evaluate competitive compensation practices and amounts by considering data assembled by the compensation consultant. The information provided to us for this purpose looks at companies in the service industry with comparable revenues, employee size and market capitalization. Also included are companies in the healthcare services industry. Finally, we also receive input from Beverly's Chief Executive Officer regarding the elements of compensation and the overall compensation packages that he recommends for other executive officers.

     Executive compensation at Beverly consists of four primary elements: base salary, an annual incentive compensation potential, long-term compensation in the form of stock options and retirement benefits.

BASE SALARY

     We review the base salary of Beverly's corporate officers on an annual basis. In addition to considering the median salaries for comparable positions at the other companies reflected in the competitive market information, we also consider the level and scope of responsibility, experience and performance of individual officers, as well as relative salary levels among Beverly officers. However, we do not assign a specific weight to each of these factors.

     Consistent with these practices, at our March 29, 2000 meeting, we reviewed salary levels for Mr. Banks, Beverly's Chairman and Chief Executive Officer. As part of that review, we evaluated Mr. Banks' performance under various criteria that we had established and communicated to Mr. Banks in February 1999. Based on Mr. Banks' performance under these criteria, we determined to leave Mr. Banks' salary at its 1999 level of $775,000.

ANNUAL INCENTIVE COMPENSATION

     For 1999, we established an annual incentive compensation program designed to tie a component of compensation for Beverly's officers directly to Beverly's financial performance, measured by economic value added (EVA(R))(1). Incentives were payable only if 1999 improvement in EVA, which measures operating profit after deduction of all costs, including the cost of equity capital, met certain pre-established target levels, based on each covered officer's areas of responsibility. The target payout under this program ranged from 30% to 65% of base salary with a maximum of two times target.

     One executive officer named in the Summary Compensation Table earned an incentive payment based on exceeding EVA(R) targets for his areas of responsibility.

LONG-TERM INCENTIVE COMPENSATION

     We strongly believe that stock-based compensation in the form of employee stock options create a direct link between the long-term financial interests of Beverly's executives and Beverly's stockholders. As a matter of policy, except where we issue options in exchange for other options in a corporate transaction, we have always granted options with an exercise price equal to the market price of Beverly's stock on the date of the option grant. In that way, the options only have value if Beverly's stock price appreciates. We also recognize that stock options form an important part of competitive pay practices. In determining the size and other terms of stock options grants, we review information on competitive practices and valuation provided by our compensation consultants. While we have typically made annual grants of stock options to Beverly's officers and other key personnel, no annual grants were made in 1999. The Company elected to change its grant date from December to February of each year. An option to purchase 87,400 shares of Beverly stock was granted to Messrs. Mathies, Stephens, Tabakin and Wortley on February 16, 2000, at an exercise price of $3.25 (fair market value). These options vest 25% per year after one year.

     On February 19, 1998, Mr. Banks was granted an option to purchase 530,791 shares of Beverly stock that vest over the period from the grant date until Mr. Banks reaches age 65. This grant was made in lieu of annual grants to Mr. Banks over this period.

RETIREMENT BENEFITS

     In addition to maintaining standard broad-based employee benefit plans that had been in effect, on February 19, 1998, we adopted a supplemental executive retirement plan. Generally, this program provides for an annual retirement income payment upon retirement at age 65 with 15 years of service equal to 50% of a covered officer's average base salary, calculated using his or her salary over the last three years of his or her employment and paid monthly for 15 years. Benefit amounts are reduced for retirement after age 60 but before 65. While all other executive officers are covered by this plan, the Compensation Committee determined that Mr. Banks' supplemental retirement benefits should be tied to appreciation in the value of Beverly's stock. Therefore, instead of providing a formula benefit payout under this plan, on February 19, 1998, we granted Mr. Banks stock options to purchase 352,066 shares of Beverly stock. The exercise price of these options equals the fair market price of Beverly's stock on the date of the option grant, and the options vest when Mr. Banks reaches age 65, subject to acceleration if Mr. Banks' employment is terminated on account of death or disability or upon a change in control. The size of this grant was targeted to provide Mr. Banks with a benefit comparable to that provided to other executives participating in the supplemental executive retirement plan, assuming an annual base salary increase of 5% and a 15% stock price appreciation.

---------------

1 EVA(R) is a trademark of Stern Stewart & Company.

RESPONSE TO TAX LAWS LIMITING DEDUCTIONS FOR COMPENSATION

     Section 162(m) of the Internal Revenue Code generally sets a $1 million per person limit on a company's ability to deduct compensation paid to a company's five most highly paid executive officers. Section 162(m) does provide an exemption to this limit for compensation that qualifies under the Code as "performance-based compensation". Your Board has determined that we should seek to retain full tax deductibility for its incentive compensation programs. Therefore, we have designed Beverly's annual and long-term compensation programs so that compensation earned under those plans can meet the definition of "performance-based compensation". As a result, we do not believe that any compensation paid in 1999 will fail to be deductible on account of Section 162(m).

                                            COMPENSATION COMMITTEE

                                            Beryl F. Anthony, Jr., Chairman
                                            James R. Greene
                                            Risa J. Lavizzo-Mourey, M.D.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                        COMPENSATION
                                                                       --------------
                                                                       AWARDS PAYOUTS
                                                     ANNUAL            --------------
                                                  COMPENSATION           SECURITIES
                                              ---------------------      UNDERLYING      ALL OTHER
                                     FISCAL     SALARY      BONUS       OPTIONS/SARS    COMPENSATION
NAME AND                              YEAR       ($)         ($)            (#)            ($)(4)
PRINCIPAL POSITION                   ------   ----------   --------    --------------   ------------
David R. Banks.....................   1999    $769,161(2)      None          None         $55,535
Chairman of the Board and             1998     761,492(2)      None       882,857          50,659
Chief Executive Officer               1997     694,806(2)  $630,000       121,500          40,602

Boyd W. Hendrickson................   1999     546,462(2)      None          None          42,690
Former President and Chief            1998     543,923(2)      None       183,700          42,196
Operating Officer                     1997     497,500(2)   375,000(2)     87,750          28,988

William A. Mathies.................   1999     397,346(2)      None          None          29,067
Executive Vice President and          1998     386,885(2)      None        87,400          29,938
President-Beverly Healthcare          1997     322,500(2)   182,672(2)     54,000          20,104

Bobby W. Stephens..................   1999     324,758(2)      None          None          23,000
Executive Vice President --           1998     321,415(2)      None        87,400          35,163
Asset Management                      1997     299,550(2)   180,000(2)     54,000          28,819

Scott M. Tabakin...................   1999     349,992(2)      None          None          40,166
Executive Vice President and          1998     341,169(2)      None        87,400          31,276
Chief Financial Officer               1997     298,750(2)   180,000(2)     54,000          16,175

Mark D. Wortley....................   1999     317,346(2)   145,685(3)       None          22,070
Executive Vice President and          1998     313,676(2)      None        87,400          29,585
President-Beverly Care Alliance       1997     273,075(2)    94,164(2)     54,000          18,527

---------------

(1) Mr. Hendrickson resigned as President, Chief Operating Officer and Director of the Company on November 16, 1999. He is being included in this table pursuant to Item 402(a)(3)(iii).

(2) Six percent of this amount was deferred into the Beverly Enterprises, Inc. Executive Deferred Compensation Plan.

(3) This amount was deferred.

(4) All other compensation consists of the following:

                        YEAR   MR. BANKS   MR. HENDRICKSON   MR. MATHIES   MR. STEPHENS   MR. TABAKIN   MR. WORTLEY
                        ----   ---------   ---------------   -----------   ------------   -----------   -----------
Matching Contribution   1999    $ 2,340        $ 2,340         $ 2,340       $ 2,340        $ 2,340       $ 2,340
to Employee Stock       1998      2,430          2,430           2,430         2,430          2,430         2,430
Purchase Plan           1997      2,340          2,340           2,340         2,340          2,340         2,340

Executive Medical       1999      1,589          6,006           1,751         3,005          9,618         1,928
Plan                    1998      2,922          3,902           1,385        11,808          7,992         3,730
                        1997      2,586          3,700           3,008        11,500          1,642         3,315

Premiums Under          1999      1,206            935             120           330            872           159
Executive Life          1998      1,122            875             120           312            872           147
Insurance Plan (a)      1997      1,404          1,125             183           474            872           234

Regular Life            1999      7,845          3,502             561         1,932            483           430
Insurance Plan (b)      1998      9,581          2,727             423         1,492            567           506
                        1997      8,762          2,458             341         1,396            319           452

Matching Contribution   1999     29,221         18,825          11,731         7,637         10,718         8,368
to Executive Savings    1998     21,392         15,599          10,658         8,721          8,718         9,332
Plan (c)                1997     12,546          9,214           6,706         5,958          3,851         5,433

Matching Contribution   1999     11,538          8,197           5,960         4,871          5,250         4,760
to Executive Deferred   1998     11,422         13,784           8,543         7,521          7,818         6,061
Compensation Plan (d)   1997     10,500          7,500           4,875         4,500          4,500         4,102

Benefit Allowance (e)   1999      1,796          2,885           2,885         2,885          2,885         2,885
                        1998      1,790          2,879           2,879         2,879          2,879         2,879
                        1997      2,464          2,651           2,651         2,651          2,651         2,651

Financial Planning      1999       None           None           3,719          None          8,000         1,200
                        1998       None           None           3,500          None           None         4,500
                        1997

Total                   1999    $55,535        $42,690         $29,067       $23,000        $40,166       $22,070
                        1998     50,659         42,196          29,938        35,163         31,276        29,585
                        1997     40,602         28,988          20,104        28,819         16,175        18,527

---------------

(a) Amount shown represents the taxable benefit under split dollar life insurance policies. The amount reported for Mr. Tabakin is actual premiums paid for Key Employee Policy under the Executive Survivorship Income Plan.

(b) Imputed income for life insurance provided under Beverly's regular life insurance plan for amounts in excess of $50,000.

(c) Amount shown includes a tax gross-up.

(d) The Executive Deferred Compensation Plan, effective January 1, 1997, provides that participants may elect, prior to the beginning of each plan year, to defer up to 25% of base salary and up to 100% of bonus earned for that year. Deferral amounts up to 6% of base salary and bonus will be entitled to a 25% match. Participant deferrals and the match are credited to a participant's account which is deemed to be invested in Beverly stock. This plan is an unfunded plan, which is an unsecured obligation of Beverly. Beverly, to avoid market risk, currently maintains a "rabbi trust" which holds Beverly stock as a source out of which all or any portion of the benefits under the plan may be satisfied.

(e) Reimbursement for premiums paid under regular medical and dental insurance.

                     1999 FISCAL YEAR-END OPTION/SAR VALUES

     The following table sets forth certain information concerning the value of unexercised options to purchase Beverly stock held by individuals named in the Summary Compensation Table at December 31, 1999.

                                                                                               VALUE OF UNEXERCISED
                                                              NUMBER OF UNEXERCISED                IN-THE-MONEY
                                                               OPTIONS/SARS FY-END                 OPTIONS/SARS
                                                                   12/31/99 (#)               FY-END 12/31/99 ($)(1)
                                                           ----------------------------    ----------------------------
NAME                                                       EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                                                       -----------    -------------    -----------    -------------
David R. Banks...........................................    486,699         810,909         248,447           $0
Boyd W. Hendrickson......................................    273,551         181,649           1,586            0
William A. Mathies.......................................    150,100          92,550               0            0
Bobby W. Stephens........................................    102,850          92,550               0            0
Scott M. Tabakin.........................................    178,450          92,550               0            0
Mark D. Wortley..........................................    150,100          92,550               0            0

---------------

(1) The value is calculated based on the aggregate amount of the excess of the closing price of Beverly stock on the New York Stock Exchange Composite for December 31, 1999, $4.375, over the relevant exercise prices.

                               PERFORMANCE GRAPH

     The following graph shows a five-year comparison of cumulative total returns for Beverly, the S&P Midcap 400 Index and the S&P Health Care (Long
Term)-Super 1500. The stock price performance shown on the graph below is not necessarily indicative of future price performance.
[GRAPH]

                                                                                                          S&P HEALTH CARE (LONG
                                                   BEVERLY ENTERPRISES        S&P MIDCAP 400 INDEX          TERM)- SUPER 1500
                                                   -------------------        --------------------        ---------------------
1994                                                      100                         100                          100
1995                                                       74                         131                          113
1996                                                       89                         156                          125
1997                                                      125                         206                          166
1998                                                       65                         246                           77
1999                                                       42                         282                           33

----------------------------------------------------------------------------------------------------------------
                                       1994         1995         1996         1997         1998         1999
----------------------------------------------------------------------------------------------------------------
 Beverly Enterprises                   100           74           89          125           65           42
 S&P Midcap 400 Index                  100          131          156          206          246          282
 S&P Health Care (Long Term)-
  Super 1500                           100          113          125          166           77           33

---------------

Source: Standards & Poor's Compustat

     The total cumulative return on investment (change during the year in stock price plus reinvested dividends) for each of the periods for Beverly, the S&P Midcap 400 Index and the S&P Health Care (Long Term)-Super 1500 are based on the stock price or the composite index on December 31, 1994.

     The form of the chart above is in accordance with Commission requirements. Stockholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future performance. These charts do not reflect Beverly's forecast of future financial performance.

     The performance graph and its description above shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities and Exchange Act of 1934, except to the extent that Beverly specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

                      EMPLOYMENT CONTRACTS, TERMINATION OF
                  EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

     Beverly has entered into employment agreements with each of the executive officers named in the Summary Compensation Table. These employment agreements extend for as long as the executive officer is employed unless Beverly elects to terminate the agreement with three years advance notice.

     The employment agreements provide for:

     - a stated minimum base salary
     - participation in all benefit plans
     - participation in the Annual Incentive Plan
     - severance benefits in the event of a change in control
     - severance benefits upon termination of employment under certain other circumstances

     In the event of a change in control of Beverly, specified severance benefits are provided under the employment agreements if any one of the following types of employment termination occur:

     - by Beverly, without cause
     - by the executive officer for good reason
     - by the executive officer without good cause during a 31 day period commencing on the first day of the 13th month following the change in control

     For purposes of the employment agreements, a "change in control" means the occurrence of any one of the following events or transactions:

     - those directors that were members of the Board before any of the transactions listed below cease to be a majority of the Board:

          - contested election of directors; or
          - any tender or exchange offer, merger or other business combination or sale of assets;

     - any entity, person or group, including any "group" defined in Section 13(d)(3) of the Securities Exchange Act, but excluding any Beverly employee benefit plan, becomes the beneficial owner of thirty percent (30%) or more of the outstanding Beverly shares; or

     - any one of the following transactions occur:

          - Beverly consolidates or merges with another entity and does not survive;
          - another entity consolidates or merges with Beverly, Beverly is the survivor and all or part of the outstanding Beverly stock is exchanged;
          - Beverly becomes a subsidiary of another entity through a statutory share exchange; or
          - Beverly sells or transfers fifty percent (50%) or more of its assets or earning power.

     "Change in control" does not occur in any transaction where the core business and assets are transferred to another entity and:

     - the majority of Beverly's Board constitutes a majority of the board of the other entity after the transfer; and
     - more than seventy percent (70%) of Beverly's stockholders become stockholders of the other entity and control more than seventy percent (70%) of the voting stock of the other entity.

     The employment agreements also provide for severance benefits without a "change in control" if employment is terminated by:

     - Beverly without cause; or
     - by the executive for good reason.

     The severance benefits for the named executive officers consist of:

     - where there has been a "change in control":

          - three years of base pay plus target bonus
          - vesting in all stock-based compensation
          - three year continuation of medical, dental and disability coverage
          - lifetime coverage on life insurance
          - relocation within the United States

     - where there is termination, as outlined above, without a "change in control":

          - base pay, plus target bonus is reduced to two years
          - continuation of medical, dental and disability coverage is reduced to two years
          - all other benefits are the same as in a change in control

                        COMPLIANCE WITH SECTION 16(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

     Beverly's executive officers and directors are required to file initial reports of ownership and reports of change in ownership with the Commission and furnish Beverly with copies of all Section 16(a) forms they file.

     Based solely on information provided to us by individual officers and directors, we believe that during 1999 our executive officers and directors have timely complied with all filing requirements applicable to them except that T. Jerald Moore, an executive officer, was late in filing two Form 4's.

                CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS

     William A. Mathies' spouse, Lisa Mathies, is employed part-time as Contracts Counsel in the Company's legal department.

                                 OTHER MATTERS

     The Board knows of no other business to be presented at the Annual Meeting, but if other matters do properly come before the Annual Meeting, it is intended that the persons named in the proxy will vote on said matters in accordance with their best judgment.

                                            DOUGLAS J. BABB
                                            Secretary

April 19, 2000
Fort Smith, Arkansas

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



YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF ALL PROPOSALS.

1. ELECTION OF DIRECTORS:     FOR all nominees [ ] WITHHOLD AUTHORITY to vote   [ ] *EXCEPTIONS   [ ]
                              listed below         for all nominees listed below

Nominees: Beryl F. Anthony, Jr., David R. Banks, Carolyne K. Davis, R.N., Ph.D.,
          James R. Greene, Edith E. Holiday, Jon E.M. Jacoby,
          Risa J. Lavizzo-Mourey, M.D., and Marilyn R. Seymann, Ph.D.

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

*Exceptions
           ---------------------------------------------------------------------
If any nominee named above declines or is unable to serve as a director, the persons named as proxies, and each of them shall have full discretion to vote for any other person who may be nominated.


2. APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR 2000.

              FOR   [  ]       AGAINST [  ]       ABSTAIN  [  ]


                                             Change of Address and or
                                             Comments Mark Here             [  ]


                    NOTE: Please sign exactly as name appears on this Proxy card. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                    Dated:                                           , 2000
                          -------------------------------------------

                    ------------------------------------------------------------

                    ------------------------------------------------------------
                                        Signature of Stockholder(s)

                    Please sign, date and return today in the enclosed envelope. This Proxy will not be used if you attend the meeting in person and so request.

                    VOTES MUST BE INDICATED           [X]
                    (X) IN BLACK OR BLUE INK.


PLEASE DATE, SIGN AND RETURN PROMPTLY IN THE ACCOMPANYING ENVELOPE.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                            BEVERLY ENTERPRISES INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Douglas J. Babb, David R. Banks, and Scott
M. Tabakin, each of them, as proxies, each with the power to appoint his substitute, to represent and to vote as designated below, all the shares of common stock of Beverly Enterprises, Inc. held of record by the undersigned on March 31, 2000 at the Annual Meeting of Stockholders to be held on May 25, 2000 and any and all adjournments or postponements thereof.

     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof. This Proxy when properly executed will be voted in the manner directed herein by the undersigned. If no specification is made, the Proxy will be voted FOR the election of the directors named in the Proxy Statement; and FOR the appointment of Ernst & Young LLP as independent auditors for 2000.


                     (Continued and to be signed and dated on the reverse side.)

                                        BEVERLY ENTERPRISES, INC.
                                        P.O. BOX 11358
                                        NEW YORK, N.Y. 10203-0358


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